UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 24, 2025
Date of Report (date of earliest event reported)

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation United States	001-51845		56-6000442
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1475 Peachtree Street, NE	Atlanta	Georgia	30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2025, the Federal Home Loan Bank of Atlanta ("Bank") concluded the 2025 election to fill the member directorships of the Bank designated for (i) the District of Columbia; and (ii) the State of Alabama; each for a four-year term beginning on January 1, 2026, pursuant to applicable Federal Housing Finance Agency ("Finance Agency") regulations, including 12 C.F.R. 1261.8(c) ("Applicable Regulations").

There was only one individual who accepted the nomination for each of the District of Columbia and the state of Alabama member directorship. The Applicable Regulations provide that if the number of eligible individuals nominated is equal to or fewer than the number of member directorships to be filled, balloting is unnecessary and such nominees are deemed elected without further action upon notice to the Bank's members in the affected state. The Bank has conducted the member director nomination and acceptance process in accordance with the provisions of the Federal Home Loan Bank Act ("Bank Act") and the Applicable Regulations and sent notice to its District of Columbia and its Alabama members, respectively, on September 24, 2025.

As such, effective September 24, 2025:

(i) William L. (Chip) Lusk, Jr., CEO, IDB Global Federal Credit Union, Washington, DC, was elected to fill the member directorship that the Finance Agency designated for the District of Columbia for the four-year term beginning on January 1, 2026, and concluding on December 31, 2029; and

(ii) James M. (Jimmy) Stubbs, CEO and Director, River Bank & Trust, Prattville, AL, was elected to fill the member directorship that the Finance Agency designated for the state of Alabama for the four-year term beginning on January 1, 2026 and concluding on December 31, 2029.

The Bank will include Mr. Lusk as the director-elect for the District of Columbia and Mr. Stubbs as the director-elect for the state of Alabama in the Bank's 2025 report of election.

The Bank has not yet determined on which committees Mr. Lusk or Mr. Stubbs will serve beginning in 2026. Mr. Lusk currently serves as chair of the Audit Committee, and serves on the Finance, Enterprise Risk and Operations, and the Executive committees of the Bank's board of directors. Mr. Stubbs currently serves as vice chair of both the Credit and Member Services, and Enterprise Risk and Operations committees and on the Finance and Executive committees of the Bank's board of directors.

Pursuant to the Bank Act and Finance Agency regulations, the Bank's member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services, in each case with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates, and third parties generally. For further information, see "Item 13 - Certain Relationships and Related Transactions, and Director Independence" of the Bank's 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Bank expects to compensate Mr. Lusk and Mr. Stubbs in accordance with the Bank's 2026 Directors' Compensation Policy, when finalized. They also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each director has the opportunity to defer all or a portion of the amounts of their compensation. The form and amount of any compensation to all directors is subject to approval by the board of directors of the Bank and subject to the Act and Finance Agency regulations.

Item 7.01. Regulation FD Disclosure.

On September 24, 2025, as required by the Applicable Regulations, the Bank notified its members in the District of Columbia and Alabama that because Mr. Lusk and Mr. Stubbs were the only individuals to be nominated for each of the District of Columbia and the Alabama member directorships, respectively, they have been deemed re-elected without further action pursuant to the Applicable Regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: September 24, 2025
By: /s/ Andrew S. Locker
Andrew S. Locker
General Counsel, Corporate Secretary and Director of Compliance